Exhibit 99.1

Social Life Network’s TBI program growing through roll-up mergers

LOS ANGELES, CA, DECEMBER 27, 2022 – Social Life Network, Inc. (OTC: WDLF), a Technology Business Incubator (TBI) that holds a 15% stake in each of the companies that participate in its TBI program, has announced (Read press release: https://apnews.com/press-release/ein-presswire-newsmatics/business-20e3a63a7b866fd2eafd4aa20e05076d ) that one of its TBI companies operating in the legalized cannabis industry, WeedLife, Inc. has executed a Letter of Intent to acquire Saving Grace Oil, Inc, a CBD company.

“The business model of roll-up mergers by our TBI companies is meant to rapidly increase their bottom-line revenues, while leveraging their social networking audience to increase product and brand awareness,” said CEO, Ken Tapp. “Our focus in the TBI program during the second half of this year has been to aid companies like HuntPost.com and WeedLife.com through the process of strategically rolling up companies that will result in immediate and meaningful bottom-line revenue growth”, added Tapp.

Social Life’s TBI program supports sector specific social networking ecommerce companies, each of which it owns a 15 percent interest and receives 5% of their revenues. Multiple TBI licensees are currently aiming to increase bottom-line annual revenues by $25 million in 2023 through strategic roll-up mergers.

About Social Life Network and Decentral Life, Inc.

Decentral Life is a SaaS company providing blockchain and AI technology through license agreements, with a division of the company, Social Life Network, that operates a Technology Business Incubator (TBI) that provides tech start-ups with executive leadership and consulting, making it easier for start-up founders to focus on raising capital, perfecting their business model, and growing their customer base and usership.

Since the formation of the company in January of 2013, the TBI program has aided in the launch of niche industry social network and ecommerce marketplaces that service the tens of millions of business professionals and consumers in the residential real estate industry, the legal global cannabis industry, sports verticals including racket sports, golf, cycling, soccer, space exploration, motor sports, travel, hunting, fishing, and camping.

For more information, visit our website @ https://www.WDLF.ai/

Safe Harbor & Disclaimer

This information also contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential”, “possible,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this presentation. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved.

Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. No information in this press release, including the industry data presented herein, should be construed as any indication whatsoever of actual future financial results, revenues, or stock price.

Todd Markey

Investor Relations

Social Life Network, Inc.

ir@WDLF.ai

1-855-933-3277